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                                                                   EXHIBIT 23.13


                          CONSENT OF JEFFREY T. ARNOLD

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to him in the proxy statement prospectus constituting part of the Registration Statement on Form S-4 relating to the proposed merger of WebMD, Inc. and Healtheon Corporation, with respect to his being elected or appointed as a director of Healtheon/WebMD Corporation, under the circumstances described therein.


                                         /s/ JEFFREY T. ARNOLD
                                         -------------------------------------
                                         Jeffrey T. Arnold



September 29, 1999